Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” within each Prospectus and “Definitions” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” within each Statement of Additional Information dated December 17, 2021.

We also consent to the incorporation by reference of our report dated October 25, 2021, with respect to the financial statements and financial highlights of DBX ETF Trust, comprising Xtrackers FTSE Developed ex US Multifactor ETF (formerly Xtrackers FTSE Developed ex US Comprehensive Factor ETF), Xtrackers MSCI Kokusai Equity ETF, Xtrackers Russell 1000 US Quality at a Reasonable Price ETF, Xtrackers Russell US Multifactor ETF (formerly Xtrackers Russell 1000 Comprehensive Factor ETF), Xtrackers Emerging Markets Carbon Reduction and Climate Improvers ETF (formerly Xtrackers MSCI ACWI ex USA ESG Leaders Equity ETF), Xtrackers MSCI EAFE ESG Leaders Equity ETF, Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF, Xtrackers MSCI USA ESG Leaders Equity ETF, Xtrackers S&P 500 ESG ETF, Xtrackers S&P MidCap 400 ESG ETF, Xtrackers S&P SmallCap 600 ESG ETF, Xtrackers High Beta High Yield Bond ETF, Xtrackers Low Beta High Yield Bond ETF, Xtrackers Short Duration High Yield Bond ETF and Xtrackers USD High Yield Corporate Bond ETF, included in its Annual Report to Shareholders (Form N-CSR) for the fiscal year/period ended August 31, 2021, into this Post-Effective Amendment No. 477 to the Registration Statement (Form N-1A No. 333-170122), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

December 14, 2021